                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                 FORM 8-K/A-1

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): April 28, 1999




                         SKYLYNX COMMUNICATIONS, INC.
                         -----------------------------
            (Exact name of registrant as specified in its charter)




COLORADO                           0-24687                       84-1360029
--------------           -------------------------     --------------------
(State or other            (Commission file number)          (Employer Identi-
incorporation)                                                   fication No.)




           600 South Cherry Street, Suite 305, Denver, Colorado 80246
         ------------------------------------------------------------
            (Address of principal executive offices)    (Zip Code)




      Registrant's telephone number, including area code:  (303) 316-0400
     --------------------------------------------------------------------




                  103 Sarasota Quay, Sarasota, Florida 34236
         ------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS
------------------------------------------
     (a)  Financial Statements
          --------------------
          Pursuant to Item 7(a)(4), the Registrant files herewith the following financial statements of the acquired business:

          Simply Internet, Inc. Audited Financial Statements

          Independent Auditor's Report

          Balance sheet as of December 31, 1998

          Statements of Operation and Accumulated Deficit for the year ended December 31, 1998 and inception to December 31, 1997

          Statements of Cash Flows for the years ended December 31, 1998 and December 31, 1997

          Notes to Financial Statements

     (b)  Unaudited Financial Statements
          ------------------------------
          Balance Sheet as of March 31, 1999 (unaudited)

          Statements of Operations for the Three Month Periods Ended March 31, 1999 and 1998

          Statements of Cash Flow for the Three Month Period Ended March 31, 1999 and 1998

          Notes to Financial Statements

     (c)  Pro Forma Financial Information
          -------------------------------
          Pursuant to Item 7(b) and Item 7(a)(4), the Registrant files herewith the following unaudited pro forma consolidated financial information:

          Pro Forma Consolidated Balance Sheets as of March 31, 1999 and December 31, 1998

          Pro Forma Consolidated Statements of Operations for the three month period ended March 31, 1999 and the year ended December 31, 1998

     The unaudited Pro Forma Consolidated Balance Sheets as of March 31, 1999 and December 31, 1998 and unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1998 and the three month period ended March 31, 1999 (collectively the Pro Forma Consolidated Financial Statements) give effect to the acquisition by SkyLynx Communications of certain assets of Simply Internet, Inc. These transactions were accounted for as a purchase in accordance with the provisions of Accounting Principles Board Opinion Number 16.

     The Pro Forma Consolidated Statements of Operations were prepared assuming that the acquisition described above was consummated as of the beginning of each period presented. The Pro Forma Consolidated Balance Sheet includes the pro forma purchase accounting entries for the acquisition and was prepared assuming that the transaction was consummated as of January 1, 1998.

     The unaudited Pro Forma Consolidated Financial Statements are based upon historical consolidated and combined financial statements of the Registrant and Simply Internet, Inc.

     The pro forma adjustments and the resulting Pro Forma Consolidated Financial Statements have been prepared based upon available information and certain assumptions and estimates deemed appropriate by the Registrant. A final determination of required purchase accounting adjustments and the allocation of the purchase price to the assets acquired based upon their respective fair values has not yet been made for the acquisition.

     The Pro Forma Consolidated Balance Sheet and the Pro Forma Consolidated Statements of Operations are not necessarily indicative of the results of operations that actually would have been achieved had the acquisition been consummated as of the dates indicated, or that may be achieved in the future. Furthermore, the Pro Forma Consolidated Financial Statements do not reflect changes that may occur as the result of post-combination activities and other matters.

     The Pro Forma Consolidated Financial Statements and notes thereto should be read in conjunction with the accompanying historical financial statements and notes thereto of Simply Internet, Inc. and the audited consolidated financial statements of the Registrant and subsidiaries included in its Annual Report on Form 10-KSB for the year ended December 31, 1998.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Stockholders of
Simply Internet, Inc.:

We were engaged to audit the accompanying balance sheet of Simply Internet, Inc. (a California corporation) as of December 31, 1998, and the related statements of operations, stockholders' deficit and cash flows for the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the Company's management.

We were unable to obtain written representations from the Company's management concerning the financial statements referred to above. In addition, as instructed, we did not request confirmation from the Company's legal counsel regarding pending or threatened litigation, claims and assessments. Such written representations and confirmation are considered necessary under generally accepted auditing standards.

Because we cannot obtain the written representations and confirmation referred to in the preceding paragraph, the scope of our work was not sufficient for us to express, and we do not express, an opinion on the financial statements referred to above.


Arthur Andersen LLP
Tampa, Florida,
June 18, 1999

                             SIMPLY INTERNET, INC.

                      BALANCE SHEET -- DECEMBER 31, 1998

               ASSETS
CURRENT ASSETS:
  Cash                                            $    45,892
  Prepaid expenses and other current assets             4,308
                                                  -------------
    Total current assets                               50,200

PROPERTY AND EQUIPMENT, net                           148,846
                                                  -------------
    Total assets                                  $   199,046
                                                  =============

               LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable                                $   114,914
  Accrued liabilities                                  11,490
  Deferred revenue                                    225,156
  Line of credit                                       14,876
  Note payable to related party                        28,637
  Current maturities of capital lease obligations      40,445
                                                  ------------
    Total current liabilities                         435,518

CAPITAL LEASE OBLIGATIONS, net of current
  maturities                                           48,502
                                                  ------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT:
  Common stock, no par value; 1,000,000 shares
    authorized, 52,632 shares issued and
    outstanding                                         2,632
  Additional paid in capital                           66,117
  Accumulated deficit                                (403,723)
                                                  ------------
    Total stockholders' deficit                      (284,974)
                                                  ------------
    Total liabilities and stockholders' deficit   $   199,046
                                                  ============

      The accompanying notes are an integral part of this balance sheet.

                             SIMPLY INTERNET, INC.

                           STATEMENTS OF OPERATIONS
                FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                  1998          1997
                                              ----------    -----------

REVENUES                                      $ 1,353,746   $ 1,074,407
                                              ----------    -----------
COSTS AND EXPENSES:
Cost of revenues                                  255,861       181,266
Selling, general and administrative             1,175,364       837,329
                                              ----------    -----------
Total costs and expenses                        1,431,225     1,018,595
                                              ----------    -----------
(LOSS) INCOME FROM OPERATIONS                     (77,479)       55,812
                                               ----------    -----------
OTHER EXPENSE:
Interest                                          (20,664)       (3,325)
Other                                             (58,309)      (25,724)
                                              ----------    -----------
Total other expense                               (78,973)      (29,049)
                                              ----------    -----------
NET (LOSS) INCOME                             $  (156,452)  $    26,763
                                              ===========    ===========
NET (LOSS) INCOME PER SHARE - BASIC AND DILUTED    $(2.97)         $.51
                                              ===========    ===========
SHARES USED IN COMPUTING NET (LOSS) INCOME
PER SHARE - BASIC AND DILUTED                      52,632        52,632
                                              ===========    ===========

       The accompanying notes are an integral part of these statements.

                                           SIMPLY INTERNET, INC.

                                    STATEMENTS OF STOCKHOLDERS' DEFICIT

                              FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                       Additional
                                                   Common Stock          Paid-in  Accumulated
                                                 Shares      Amount      Capital    Deficit      Total
                                              -----------  ----------  ---------- ----------  ----------

BALANCE, December 31, 1996                         50,000  $  50,000   $   16,361 $(180,605)  $(114,244)

Net income                                              -          -           -     26,763      26,763
Capital contributions                               2,632      2,632      14,368          -      17,000

Distributions to stockholders                           -          -           -    (92,231)    (92,231)
                                              -----------  ----------  ---------- ----------  ----------
BALANCE, December 31, 1997                         52,632     52,632      30,729   (246,073)   (162,712)

Net loss                                                -          -           -   (156,452)   (156,452)

Capital contributions                                   -          -      35,388          -      35,388

Distributions to stockholders                           -          -           -     (1,198)     (1,198)
                                              -----------  ----------  ---------- ----------  ----------
BALANCE, December 31, 1998                         52,632  $  52,632   $  66,117  $(403,723)  $(284,974)
                                              ===========  ==========  ========== ==========  ==========

           The accompanying notes are an integral part of these statements.

                             SIMPLY INTERNET, INC.

                           STATEMENTS OF CASH FLOWS

                FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


                                                  1998        1997
                                              ------------ ----------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income                             $  (156,452) $  26,763
Adjustments to reconcile net (loss) income to
  net cash provided by operating activities-
Depreciation                                       83,780     40,204
Changes in operating assets and liabilities-
Prepaid expenses and other current assets           3,150     (5,343)
Accounts payable                                   44,918     41,304
Accrued liabilities                                 1,479      6,753
Deferred revenue                                   37,900    106,411
                                              ------------ ----------
Net cash provided by operating activities          14,775    216,092
                                              ------------ ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisition of property and
  equipment                                       (20,498)  (161,977)
Proceeds from disposal of property and equipment   45,525         -
                                              ------------ ----------
Net cash provided by (used in)
investing activities                               25,027   (161,977)
                                               ---------- ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit                       10,064     24,602
Payments on line of credit                        (45,188)         -
Proceeds from note payable to stockholder          30,000          -
Payments on note payable to stockholder            (1,363)    (6,614)
Payments on capital lease obligations             (26,658)         -
Capital contributions                              35,388     17,000
Distributions to stockholders                      (1,198)   (92,231)
                                              ------------ ----------
Net cash provided by (used in)
financing activities                                1,045    (57,243)
                                              ------------ ----------
NET INCREASE (DECREASE) IN CASH                    40,847     (3,128)

CASH, beginning of year                             5,045       8,173
                                              ------------ ----------
CASH, end of year                             $    45,892  $    5,045
                                              ===========  ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for interest                      $    20,724  $   3,325

SUPPLEMENTAL DISCLOSURE OF NON-CASH
  FINANCING ACTIVITIES:
  Equipment acquired under capital leases     $   115,605  $       -


       The accompanying notes are an integral part of these statements.

                             SIMPLY INTERNET, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1998



1.   ORGANIZATION AND BUSINESS:

     Simply Internet, Inc. (the Company), was formed to provide high-speed Internet connectivity and enhanced Internet services through the use of wireline technologies. The Company was formed in 1996 through the investment of two individuals who made an initial contribution of $50,000 in exchange for 50,000 shares of the Company's stock. The Company sells primarily to business customers in the San Diego, California area.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Property and Equipment

     Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of depreciable assets.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

     Revenue Recognition and Deferred Revenue

     Revenue, comprised primarily of billings on Internet and enhanced services, is recognized as the services are provided. Amounts collected prior to the services being provided are reflected as deferred revenue.
Installation and customer set-up fees are recognized upon completion of the services.

     Income Taxes

     The Company has elected to report its earnings under Subchapter S of the Internal Revenue Code. All income or loss is reported through the stockholders' personal tax returns. The tax returns and the amount of taxable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to taxable income or loss, the tax liabilities of the stockholders could be changed accordingly.

     Fair Value of Financial Instruments

     The Company believes that the carrying value of financial instruments on the balance sheet approximates their fair value.

     Income (Loss) per Share

     In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Share" (SFAS 128). The Company adopted SFAS 128 for the year ended December 31, 1997. Under SFAS 128, net income (loss) per share-basic is determined by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Net income (loss) per share-diluted is determined by dividing the net income (loss) by the weighted average number of shares of common stock outstanding and dilutive common equivalent shares during the period.

3.   LIQUIDITY:

     The Company incurred a loss from operations for the year ended December 31, 1998. As further discussed in Note 7 to the financial statements, the Company's management sold substantially all of its assets to SkyLynx Communications, Inc. (SkyLynx), in exchange for cash during the second quarter of 1999. Management believes that the sale to SkyLynx will allow the Company to increase sales and marketing efforts, which in turn should generate increased revenues and improve operating results.

4.   PROPERTY AND EQUIPMENT:

     Property and equipment consisted of the following as of December 31, 1998:

                                        Useful Lives
                                          in Years     Amount
                                        ------------   ------

Communications and computer equipment        3         $248,256
Furniture and fixtures                       3           27,322
Less- Accumulated depreciation and
  amortization                                         (126,732)
                                                       ---------
Property and equipment, net                            $148,846
                                                       =========

5.   NOTE PAYABLE TO RELATED PARTY:

     The Company has an unsecured note payable (the Note) to a previous stockholder, which bears interest at a rate of 10 percent and is due upon demand. Amounts outstanding under the Note at December 31, 1998, are classified as current liabilities in the accompanying balance sheet.

6.   LINE OF CREDIT:

     On November 17, 1997, the Company entered into a $50,000 line of credit agreement (the Line) with a bank. The Line bears interest at 10.5 percent, which is payable monthly. The outstanding principal balance was due on November 17, 1998. The Line is secured by certain assets of the Company. At December 31, 1998, there was $14,876 of outstanding borrowings on the Line, and there were no borrowings available under the Line. The outstanding balance on the Line was paid during the first quarter of 1999.

7.   CAPITAL LEASE OBLIGATIONS:

     The Company has capital leases for certain of its computers and equipment. Assets under capital leases are capitalized using interest rates appropriated at the inception of each lease. The leases generally provide for the lessee to pay taxes, maintenance, insurance and certain other operating costs of the leased property over the three-year term of each lease.
The total cost of assets under capital leases and accumulated amortization as of December 31, 1998, was $115,605 and $28,914, respectively.

     Future minimum lease payments required under capital leases for equipment at December 31, 1998, are as follows:


Year Ending December 31,                           Amount
------------------------                          ---------

1999                                              $ 50,466
2000                                                47,114
2001                                                 5,868
                                                  ---------
Net minimum lease payments under capital leases    103,448
Less- Portion representing interest                (14,501)
                                                  ---------
Present value of net minimum lease payments         88,947
Less- Current maturities                           (40,445)
                                                  ---------
Capital lease obligations, less current
  maturities                                      $ 48,502
                                                  ========

     The lease agreements required payments of principal and interest under capital leases of $37,892 for 1998.

8.   COMMITMENTS AND CONTINGENCIES:

     Operating Leases

     The Company leases office space and equipment under operating leases. These leases require the Company to pay maintenance, insurance, taxes and certain other expenses in addition to the stated rentals.

     Future minimum lease payments for noncancellable operating leases in effect at December 31, 1998, are as follows:


Year Ending
December 31,                                 Amount
-------------                                -------

1999                                         $34,978
2000                                           8,085
2001                                           8,085
                                             -------
                                             $51,148


     Rent expense under operating leases for the year ended December 31, 1998 and 1997, totaled $31,067 and $18,610, respectively.

9.   SUBSEQUENT EVENT:

     Effective April 26, 1999, the Company sold substantially all of its assets to SkyLynx for $2,123,775 in cash.

                             SIMPLY INTERNET, INC.

                        BALANCE SHEET -- MARCH 31, 1999
                                 (Unaudited)

          ASSETS

CURRENT ASSETS:
  Cash                                            $   19,323
  Prepaid expenses and other current assets            4,353
                                                  -----------
     Total current assets                             23,676

PROPERTY AND EQUIPMENT, net                          138,194
                                                  -----------
     Total assets                                 $  161,870
                                                  ===========
          LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable                                $  103,127
  Accrued liabilities                                 11,490
  Deferred revenue                                   257,870
  Note payable to stockholder                         28,136
  Current maturities of capital lease obligations     43,387
                                                  -----------
     Total current liabilities                       444,010

CAPITAL LEASE OBLIGATIONS, net of current
 maturities                                           38,109
                                                  -----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT:
  Common stock, no par value; 1,000,000 shares
   authorized,
     52,632 shares issued and outstanding             52,632
  Additional paid in capital                          96,117
  Accumulated deficit                               (468,998)
                                                  -----------
     Total stockholders' deficit                    (320,249)
                                                  -----------
     Total liabilities and stockholders' deficit  $  161,870
                                                  ===========

      The accompanying notes are an integral part of this balance sheet.

                             SIMPLY INTERNET, INC.

                           STATEMENTS OF OPERATIONS
           FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 1999 AND 1998
                                  (Unaudited)

                                                   Three Month Period
                                                     Ended March 31,
                                                1999              1998
                                            -------------     ------------

REVENUES                                    $   348,097       $    315,442

COSTS AND EXPENSES:
  Cost of revenues                               93,698             64,807
  Selling, general and administrative           313,637            275,434
                                            -------------     ------------
     Total costs and expenses                   407,335            340,241
                                            -------------     ------------
LOSS FROM OPERATIONS                            (59,238)           (24,799)

INTEREST EXPENSE                                 (4,894)            (2,693)
                                            -------------     ------------
NET LOSS                                    $   (64,132)      $    (27,492)
                                            =============     ============
NET LOSS PER SHARE - BASIC AND DILUTED      $     (1.22)      $       (.52)
                                            =============     ============
SHARES USED IN COMPUTING NET LOSS PER
  SHARE - BASIC AND DILUTED                 $    52,632       $     52,632
                                            =============     ============













       The accompanying notes are an integral part of these statements.

                             SIMPLY INTERNET, INC.
                           STATEMENTS OF CASH FLOWS
          FOR THE THREE-MONTH PERIODS ENDED MARCH  31, 1999 AND 1998
                                  (Unaudited)

                                                   Three Month Period
                                                     Ended March 31,
                                                1999              1998
                                            -------------     ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                  $   (64,132)      $    (27,492)
  Adjustments to reconcile net loss to net
   cash used in operating activities-
     Depreciation                                26,631             20,945
  Changes in operating assets and liabilities
     Prepaid expenses and other current assets      (45)            (4,416)
     Accounts payable                           (11,787)            (7,153)
     Deferred revenue                            32,714                  -
                                            -------------     ------------
          Net cash used in operating
          activities                            (16,619)           (18,116)
                                            -------------     ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash paid for acquisition of property
     and equipment                               (8,079)            (9,747)
                                            -------------     ------------
          Net cash used in investing
          activities                             (8,079)            (9,747)

CASH FLOWS FINANCING ACTIVITIES:
  Proceeds from line of credit                        -             10,064
  Payments on line of credit                    (14,876)           (16,077)
  Proceeds from note payable                          -             30,000
  Payments on note payable                         (501)                 -
  Payments on capital lease obligations         (15,351)                 -
  Capital contributions                          30,000              6,000
  Distributions to stockholders                  (1,143)                 -
                                            -------------     ------------
          Net cash (used in) provided by
            financing activities                 (1,871)            29,987
                                            -------------     ------------
NET (DECREASE) INCREASE IN CASH                 (26,569)             2,124

CASH, beginning of period                        45,892              5,045
                                            -------------     ------------
CASH, end of period                         $    19,323       $      7,169
                                            =============     ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for interest                    $     4,894       $      2,693

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING
  ACTIVITIES:
  Equipment acquired under capital leases   $     7,900       $          -

       The accompanying notes are an integral part of these statements.

                             SIMPLY INTERNET, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                MARCH 31, 1999
                                  (Unaudited)


1.   INTERIM FINANCIAL INFORMATION:
     -----------------------------
     The interim financial statements as of March 31, 1999, and for the three-month periods ended March 31, 1999 and 1998, are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of Simply Internet, Inc.'s management, the unaudited interim financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

                                SIMPLY INTERNET

         Unaudited Pro Forma Condensed, Combined Financial Information
                               December 31, 1998


     The following unaudited pro forma condensed, combined balance sheet and a pro forma condensed, combined statement of operations gives the effect to the Company.

     These unaudited pro forma condensed, combined statements are not necessarily indicative of results of operations had the acquisitions occurred at January 1, 1998, nor the results the results to be expected in the future.

     The following footnotes should be read in understanding pro forma adjustments to the unaudited pro forma condensed, consolidated statements.

     (a) Adjustment reflects the $2,123,775 asset purchase of Simply Internet; $1,974,929 customer list and covenant not to compete, $4,308 other assets, $148,846 property and equipment and 225,156 Deferred revenue. The consideration paid in this transaction was $1,911,398 cash, and $212,378 purchase price holdback.

     (b) Adjustment to recognize twelve months amortization expense ($731,926) on the customer list and the covenant not to compete agreements. The property was depreciated over three years and customer list and covenant not to compete agreements over two to three years.

     (c) Adjustments to reflect balances at December 31, 1998 that were not acquired by the Company.

     (d) Adjustment to reflect the $2,000,000 cash required for acquisitions and the adjustment to equity to fund acquisitions and continuing operations.

                                PRO FORMA CONDENSED, COMBINED BALANCE SHEET
                                          AS OF DECEMBER 31,1998

                                                              (c)
                      SkyLynx      Simply                  Pro Forma
                  Communications, Internet,      Total    Adjustments   Pro Forma        Pro Forma
                       Inc.         Inc.        Simply      Simply     Adjustments       Combined
                 -------------- -----------   ----------- -----------  -----------      ----------

Assets
------

Cash                   512,925       45,892     558,817      (45,892) (1,911,398) (a)      601,528
                                                                       2,000,000  (d)
Accounts receivable          -            -           -                        -
Inventory                    -            -           -                        -
Other current assets    20,135        4,308      24,443                        -            24,443
                    -----------  -----------  ----------- -----------  -----------      -----------
  Current assets       533,060       50,200     583,260      (45,892)     88,603           625,971
                    ----------- -----------   ----------- -----------  -----------      -----------
Property & equipment 1,632,370      148,846   1,781,216                        -         1,781,216
Other assets           242,173            -     242,173                2,195,777  (a)    2,437,950
                    ----------- -----------   ----------- -----------  -----------      -----------
  Total assets       2,407,603      199,046   2,606,649      (45,892)  2,284,380         4,845,137
                    =========== ===========   =========== ===========  ===========      ===========

Liability and Equity
--------------------

Accounts payable       360,176      114,914     475,090     (114,914)          -           360,176
Accrued expense        363,138       11,490     374,628      (11,490)          -           363,138
Unearned revenue             -      225,156     225,156            -           -           225,156
Other Current
 Liabilities           411,160       83,958     495,118      (83,958)          -           411,160
                    ----------- -----------   ----------- -----------  -----------      -----------
 Current liabilities 1,134,474      435,518   1,569,992     (210,362)          -         1,359,630
                    ----------- -----------   ----------- -----------  -----------      -----------
LT debt                      -            -           -            -           -                 -
Other LT Liabilities         -       48,502      48,502      (48,502)    212,378  (a)      212,378
                    ----------- -----------   ----------- -----------  -----------      -----------
 Total LT Liabilities        -       48,502      48,502      (48,502)    212,378           212,378
                    ----------- -----------   ----------- -----------  -----------      -----------
 Total Liabilities   1,134,474      484,020   1,618,494     (258,864)    212,378        1,572,008

Preferred stock      2,645,828            -   2,645,828                 2,000,000 (d)    4,645,828
Common stock             9,531       50,000      59,531      (50,000)          -             9,531
Paid in capital      4,171,356       68,749   4,240,105      (68,749)          -         4,171,356
Retained earnings
 (deficit)          (5,553,586)    (403,723) (5,957,309)     403,723           -  (a)   (5,553,586)

  Total shareholders'
  equity            1,273,129     (284,974)    988,155     284,974     2,000,000         3,273,129
                    ----------- -----------   ----------- -----------  -----------      -----------
  Total liability
  and equity         2,407,603      199,046   2,606,649       26,110   2,212,378         4,845,137
                    =========== ===========   =========== ===========  ===========      ===========



                           PRO FORMA CONDENSED, COMBINED STATEMENT OF OPERATIONS
                                    FOR THE YEAR ENDED DECEMBER 31,1998

                      SkyLynx      Simply                  Pro Forma
                  Communications, Internet,               Adjustments                    Pro Forma
                       Inc.         Inc.         Total      Simply                     Combined
                 -------------- -----------   ----------- -----------                   ----------

Revenues                 7,898    1,353,746   1,361,644                                  1,361,644
Operating cost
 and expenses        5,300,834    1,431,225   6,732,059      731,926                     7,463,985
Loss from operations(5,292,936)     (77,479) (5,370,415)    (731,926)                   (6,102,341)
Interest and other
 income (expenses)      18,104      (78,973)    (60,869)           -                       (60,869)
                    ----------- -----------   ----------- -----------                   -----------
  Net Loss          (5,274,832)    (156,452) (5,431,284)    (731,926)                   (6,163,210)
                    =========== ===========   =========== ===========                   ===========
Weighted average
 common shares
 outstanding         8,946,874                                                           8,946,874
Basic loss per share     (0.59)                                                              (0.69)


                                SIMPLY INTERNET

         Unaudited Pro Forma Condensed, Combined Financial Information
                                March 31, 1998


     The following unaudited pro forma condensed, combined balance sheet and a pro forma condensed, combined statement of operations gives the effect to the Company

     These unaudited pro forma condensed, combined statements are not necessarily indicative of results of operations had the acquisitions occurred at January 1, 1999, nor the results the results to be expected in the future.

     The following footnotes should be read in understanding pro forma adjustments to the unaudited pro forma condensed, consolidated statements.

     (a) Adjustment reflects the $2,123,775 asset purchase of Simply Internet; $2,239,098customer list and covenant not to compete, $4,353 other assets, $138,194 property and equipment and 257,870 deferred revenue. The consideration paid in this transaction was $1,911,398 cash, and $212,378 purchase price holdback.

     (b) Adjustment to recognize three months amortization expense ($186,952) on the customer list and the covenant not to compete agreements. The property was depreciated over three years and customer list and covenant not to compete agreements over two to three years.

     (c) Adjustments to reflect balances at December 31, 1998 that were not acquired by the Company.

     (d) Adjustment to reflect the $2,000,000 cash required for acquisitions and the adjustment to equity to fund acquisitions and continuing operations.

                                PRO FORMA CONDENSED, COMBINED BALANCE SHEET
                                            As of March 31,1998

                                                              (c)
                      SkyLynx      Simply                  Pro Forma
                  Communications, Internet,      Total    Adjustments   Pro Forma        Pro Forma
                       Inc.         Inc.        Simply      Simply     Adjustments       Combined
                 -------------- -----------   ----------- -----------  -----------      ----------

Assets
------

Cash                   843,365       19,323     862,688      (19,323) (1,911,397) (a)      931,968
                                                                       2,000,000  (d)
Accounts receivable          -            -           -                        -                 -
Inventory                    -            -           -                        -                 -
Other current assets   269,536        4,353     273,889                        -           273,889
                    ----------- -----------   ----------- -----------  -----------      -----------
 Current assets      1,112,901       23,676   1,136,577      (19,323)     88,603         1,205,857
                    ----------- -----------   ----------- -----------  -----------      -----------

Property & equipment 1,728,989      138,194   1,867,183                        -         1,867,183
Other assets         1,029,307            -   1,029,307                2,239,098  (a)    3,268,405
                    ----------- -----------   ----------- -----------  -----------      -----------
  Total assets       3,871,197      161,870   4,033,067      (19,323)  2,327,701         6,341,445
                    =========== ===========   =========== ===========  ===========      ===========

Liability and Equity
--------------------

Accounts payable       356,057      103,127     459,184     (103,127)          -           356,057
Accrued expense        184,476       11,490     195,966      (11,490)          -           184,476
Unearned revenue             -      257,870     257,870            -           -           257,870
Other Current
 Liabilities           373,093       71,523     444,616      (71,523)          -           373,093
                    ----------- -----------   ----------- -----------  -----------      -----------
 Current liabilities   913,626      444,010   1,357,636     (186,140)          -         1,171,496
                    ----------- -----------   ----------- -----------  -----------      -----------
LT debt                 25,000            -      25,000            -           -            25,000
Other LT Liabilities         -       38,109      38,109      (38,109)    212,378  (a)      212,378
                    ----------- -----------   ----------- -----------  -----------      -----------
 Total LT Liabilities   25,000       38,109      63,109      (38,109)    212,378           237,378
                    ----------- -----------   ----------- -----------  -----------      -----------
  Total Liabilities    938,626      482,119   1,420,745     (224,249)    212,378         1,408,874

Preferred stock      3,978,119            -   3,978,119                2,000,000  (d)    5,978,119
Common stock            10,889       50,000      60,889      (50,000)          -            10,889
Paid in capital      7,786,972       98,749   7,885,721      (98,749)          -         7,786,972
Retained earnings
 (deficit)          (8,843,409)    (468,998) (9,312,407)     468,998           -  (a)   (8,843,409)

 Total shareholders'
 equity              2,932,571     (320,249)  2,612,322      320,249   2,000,000         4,932,571
                    ----------- -----------   ----------- -----------  -----------      -----------
 Total liability
 and equity          3,871,197      161,870   4,033,067       96,000   2,212,378         6,341,445
                    =========== ===========   =========== ===========  ===========      ===========


                           PRO FORMA CONDENSED, COMBINED STATEMENT OF OPERATIONS
                                 FOR THE THREE MONTHS ENDED MARCH 31,1999

                      SkyLynx      Simply                  Pro Forma
                  Communications, Internet,               Adjustments                     Pro Forma
                       Inc.         Inc.         Total      Simply                       Combined
                 -------------- -----------   ----------- -----------                    ----------

Revenues                67,888      315,442     383,330                                    383,330
Operating cost
 and expenses        3,360,606      340,241   3,700,847      186,592                     3,887,439
Loss from operations(3,292,718)     (24,799) (3,317,517)    (186,592)                   (3,504,109)
Interest and other
 income (expenses)       2,895       (2,693)        202            -                           202
                    ----------- -----------   ----------- -----------                   -----------
  Net Loss          (3,289,823)     (27,492) (3,317,315)    (186,592)                   (3,503,907)
                    =========== ===========   =========== ===========                   ===========
Weighted average
 common shares
 outstanding        10,572,168                                                          10,572,168
Basic loss per share     (0.31)                                                              (0.33)


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SKYLYNX COMMUNICATIONS , INC.


Dated:  July  12, 1999             By:   /s/ Jeffery A. Mathias
        ---------------                 -------------------------------
                                        Jeffery A. Mathias, President